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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Vertex Pharmaceuticals Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Thursday, May 6, 2004, at 9:30 a.m. at the Company's headquarters at 130 Waverly Street, Cambridge, Massachusetts.

        The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the meeting. This year, in addition to the election of five directors, stockholders are being asked to approve an increase in the number of shares in the Company's Employee Stock Purchase Plan.

        Regardless of the number of shares of Common Stock you may own, your vote is important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

        Thank you for giving these materials your careful consideration.

Sincerely,

JOSHUA BOGER Chairman and Chief Executive Officer

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Telephone (617) 444-6100, Fax (617) 444-6680

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, MA 02139-4242
(617) 444-6100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

        Notice is hereby given that the 2004 Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated (the "Company") will be held on Thursday, May 6, 2004, at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

  (1)
  To elect three directors to the class of directors whose term expires in 2007;

  (2)
  To elect one director to the class of directors whose term expires in 2006;

  (3)
  To elect one director to the class of directors whose term expires in 2005;

  (4)
  To approve an amendment to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan; and

  (5)
  To consider and act upon such other business as may properly come before the meeting.

        Please refer to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

        Holders of record of the Company's Common Stock at the close of business on March 12, 2004, the record date for the meeting, are entitled to vote at the Annual Meeting and at any adjournments of the Annual Meeting. All stockholders are invited to attend the meeting in person.

        Holders of record of common stock as of the record date are urged to vote, sign, date, and return their proxies in the enclosed envelope. No postage need be affixed if mailed in the United States. Holders of record of common stock as of the record date who do attend the meeting and wish to vote in person may revoke their proxies.

BY ORDER OF THE BOARD OF DIRECTORS
KENNETH S. BOGER Clerk

March 26, 2004

VERTEX PHARMACEUTICALS INCORPORATED
130 Waverly Street
Cambridge, MA 02139-4242
(617) 444-6100

PROXY STATEMENT
2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2004

        This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated ("Vertex" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2004 Annual Meeting of Stockholders and at any adjournments thereof (the "Meeting"). The Meeting will be held on Thursday, May 6, 2004 at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts.

        This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about March 26, 2004. The Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $4,500. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person, or otherwise. Employees will not receive additional compensation for their solicitation efforts. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING PROCEDURES

        Your Vote is Important.    Whether or not you plan to attend the Meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

        Who Can Vote?    In order to vote, you must have been a stockholder of record at the close of business on March 12, 2004 (the "record date"). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee. As of the record date, there were 78,183,920 shares of Common Stock issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter to be voted upon.

        How Do I Vote?    If your shares are held of record in your own name, you may vote by completing and returning the enclosed proxy by mail or by voting in person at the Meeting.

        Voting By Mail.    You may vote by mail by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one or more of the proposals described in this Proxy Statement, your proxy will be voted in favor of that proposal. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Meeting.

        Voting In Person At The Meeting.    If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot that will be available at the Meeting.

        Voting Shares Held In "Street Name."    If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card, and bring it to the Meeting in order to vote.

        What Constitutes a Quorum?    In order for business to be conducted at the Meeting, a quorum must be present. A quorum is present if the holders of a majority of the shares of Common Stock issued and outstanding as of the record date are present at the Meeting in person or by proxy. Shares of Common Stock held by a person who is present at the Meeting in person or by proxy but who abstains or does not vote with respect to one or more of the matters to be voted upon will nonetheless be counted for purposes of determining whether a quorum exists. If a quorum is not present, it is expected that the Meeting will be adjourned until a quorum is obtained.

        What Vote Is Required to Approve Each Proposal?    Directors are elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting either in person or by proxy and voting on Proposal 2 is required for the approval of that Proposal, the proposed amendment to the Employee Stock Purchase Plan.

        How Are Votes Counted?    If you abstain from voting your shares as to a particular matter or if your shares are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes"), your shares will neither be voted in favor of that matter, nor counted as shares voting on that matter. Consequently, abstentions and broker non-votes will have no effect on the outcome of voting on Proposal 1, the election of directors, or on Proposal 2, approval of the amendment to the Employee Stock Purchase Plan.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for Director and Directors Continuing in Office

        The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board is divided into three classes. Each class holds office for a term of three years and the term of office of one class expires each year. The Board has fixed its size for the ensuing year at nine persons, three of whom are to be elected at the Meeting for a term expiring at the 2007 Annual Meeting, one of whom is to be elected at the Meeting for a term expiring at the 2006 Annual Meeting and one of whom is to be elected at the Meeting for a term expiring at the 2005 Annual Meeting. The terms of two other directors expire at each of the 2005 and 2006 Annual Meetings.

        Joshua S. Boger, Ph.D., a founder of the Company and a director since 1989, Charles A. Sanders, M.D., a director since 1996, and Elaine S. Ullian, a director since 1997, represent the class of directors whose term expires at the Meeting. Dr. Boger has also been Chief Executive Officer since 1992, and Chairman of the Board of the Company since 1997. The Board has nominated Dr. Boger, Dr. Sanders and Ms. Ullian for election to the class of directors whose term will expire in 2007. In addition, the Board has nominated Eve E. Slater for election to the class of directors whose term will expire in 2006 and John F. Niblack for election to the class of directors whose term will expire in 2005, in each case to fill a current vacancy.

        Shares represented by proxies will be voted for the election as directors of Dr. Boger, Dr. Sanders, Ms. Ullian, Dr. Slater and Dr. Niblack unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, be unavailable to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that Dr. Boger, Dr. Sanders, Ms. Ullian, Dr. Slater or Dr. Niblack will be unable to serve if elected.

        The table below sets forth certain information with respect to the nominees for election to the Board and those directors whose terms of office will continue after the Meeting.

Name and Age	Principal Occupation, Business Experience and Other Business Affiliations	First Elected Director	Expiration of Present or Proposed Term of Office
Joshua S. Boger, Ph.D., 52	A founder of the Company; Chief Executive Officer since 1992 and Chairman of the Board since 1997. President of the Company from its inception in 1989 until December 2000 and Chief Scientific Officer from 1989 until May 1992. From 1987 to 1989, Senior Director of Basic Chemistry at Merck Sharp & Dohme Research Laboratories.	1989	2007
Charles A. Sanders, M.D., 72 (1) (2)	Retired in 1994 as Chief Executive Officer and in 1995 as Chairman of Glaxo Inc. From 1990 to 1995, a member of the Board of Glaxo plc. From 1981 to 1989, held a number of positions at Squibb Corporation, including that of Vice Chairman. Currently a Director of Biopure Corporation, Cephalon Corporation, Genentech, Inc., Trimeris Inc., and Fisher Scientific International.	1996	2007

Elaine S. Ullian, 56 (3)	President and Chief Executive Officer of Boston Medical Center since 1996. From 1994 to 1996, President and Chief Executive Officer of Boston University Medical Center Hospital. From 1987 to 1994, President and Chief Executive Officer of Faulkner Hospital. Also a Director of Thermo Electron Corporation.	1997	2007
Eric K. Brandt, 41 (1) (3)	Executive Vice President and Chief Financial Officer of Allergan, Inc. since May 1999. From January 2001 to January 2002, assumed the duties of President, Global Consumer Eye Care Business at Allergan. Various positions with the Boston Consulting Group from 1989 until 1999, most recently serving as Vice President and Partner, and a senior member of the BCG Health Care practice.	2003	2006
Bruce I. Sachs, 44 (1) (2)	General Partner at Charles River Ventures since 1999. From 1998 to 1999, Executive Vice President and General Manager, Ascend Communications, Inc. From 1997 until 1998, President and CEO of Stratus Computer, Inc. From 1995 to 1997, Executive Vice President/General Manager of the Internet Telecom Business Group at Bay Networks, Inc. From 1993 to 1995, President and Chief Executive Officer at Xylogics, Inc.	1998	2006

Eve E. Slater, M.D., 58	Assistant Secretary for Health, United States Department of Health and Human Services, from January 2002 until February 2003, and Acting Assistant Secretary for Health from 2001 until Senate confirmation in 2002. Senior Vice President, Merck Research Labs External Policy and Vice President, Merck Research Laboratory Public Affairs from 2001 until January 2002. Senior Vice President, Clinical and Regulatory Development, Merck Research Laboratories from 1994 to 2001.Various positions with Merck Research Laboratories from 1983 to 1994.	N/A	2006
Roger W. Brimblecombe, Ph.D., D.Sc., 74 (2)(3)	Chairman of Vanguard Medica Ltd. from 1991 to 2000, Chairman of Core Group plc since 1997, and Non-Executive Chairman of Oxford Asymmetry International plc from 1997 to 2000; various Vice Presidential posts in SmithKline & French Laboratories research and development organization between 1979 and 1990. Also a Director of several other companies located in Europe, Singapore and Australia.	1993	2005
Stuart J. M. Collinson, Ph.D., 44	Partner at Forward Ventures. President, Chief Executive Officer and Chairman of the Board of Aurora Biosciences Corporation from 1999 to 2001 and a consultant to Aurora from December 1998 to May 1999; Chief Executive Officer of Andaris, Ltd., from June 1998 to November 1998; Various senior management positions with Glaxo Wellcome from December 1994 through June 1998, most recently serving as Co-Chairman, Hospital and Critical Care Therapy Management Team and Director of Hospital and Critical Care.	2001	2005

John F. Niblack, Ph.D., 65	Retired in 2002 as Vice Chairman of the Board of Directors of Pfizer Inc. President, Pfizer Global Research and Development from 2000 to 2002. President, Pfizer Central Research from 1991 to 2000. Various positions with Pfizer from 1968 to 1991.	N/A	2005

(1)
Member of the Audit Committee.

(2)
Member of the Corporate Governance and Nominating Committee.

(3)
Member of the Management Development and Compensation Committee.

Information Regarding the Board of Directors and its Committees

        In August 2003, the Company's Board of Directors adopted a Statement of Corporate Governance Principles, which documented the Company's governance practices. The Corporate Governance Principles address the role and composition of the Board, senior management functioning and succession planning, and Board committees, education, compensation, and performance evaluation. The Statement of Corporate Governance Principles and the Charter for each committee of the Board of Directors may be viewed at www.vrtx.com under the tab entitled "Investors" and "Corporate Governance."

        The Board of Directors met five times during the last fiscal year. Each director attended 75% or more of the Board meetings and meetings of committees of the Board on which he or she served during the fiscal year. Each member of the Board is encouraged to attend each annual meeting of our stockholders. Seven of our directors attended our annual meeting of stockholders held in 2003.

        The Board has three committees, the Corporate Governance and Nominating Committee, the Audit Committee and the Management Development and Compensation Committee. Each of the committees has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations, including those of The Nasdaq Stock Market, regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board of Directors also has determined that Mr. Brandt, an independent director who serves as the Chair of the Board's Audit Committee, is an "audit committee financial expert" as such term is defined in applicable regulations of the Securities and Exchange Commission. The following members of and nominees for the Board qualify as independent under the definition promulgated by The Nasdaq Stock Market: Mr. Brandt; Dr. Brimblecombe; Dr. Niblack; Mr. Sachs; Dr. Sanders; Dr. Slater; and Ms. Ullian.

        The Corporate Governance and Nominating Committee, which includes Dr. Sanders (Chair), Dr. Brimblecombe and Mr. Sachs, met three times during 2003. Dr. Sanders, in his role as Chair of the Corporate Governance and Nominating Committee, serves as the presiding director of executive sessions of the Company's outside directors which are generally held following each of the Company's Board meetings. The role of the Corporate Governance and Nominating Committee is to assist the Board of

Directors in developing and implementing the Company's corporate governance principles, determine the size and composition of the Board of Directors and its committees, monitor a process to assess Board effectiveness, identify qualified individuals to become Board members and recommend nominations to the full Board of Directors. The Corporate Governance and Nominating Committee may consider candidates recommended by stockholders, as well as recommendations from other sources such as other directors or officers, third party search firms or other appropriate sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, the stockholder should submit any pertinent information regarding the candidate, including biographical information and a statement by the proposed candidate that he or she is willing to serve if nominated and elected, by mail to the Clerk of the Company at the Company's offices at 130 Waverly Street, Cambridge, Massachusetts, 02139. In general, persons recommended to the Committee by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2005 Annual Meeting of Stockholders using the procedures set forth in the Company's by-laws, the stockholder must follow the procedures described in "Stockholder Proposals for the 2005 Annual Meeting" on page 24 of this Proxy Statement.

        The Corporate Governance and Nominating Committee recommended and the Board of Directors approved the nomination of Drs. Slater and Niblack to serve as directors, upon the completion of a lengthy and comprehensive search process. After establishing a set of criteria for new directors in consultation with other members of the Board of Directors, the Corporate Governance and Nominating Committee engaged a prominent executive recruitment firm to conduct a search for individuals satisfying the search criteria. Working closely with the Corporate Governance and Nominating Committee, that firm provided a list of individuals who satisfied the search criteria and then assisted in active discussions between each nominee and certain members of the Corporate Governance and Nominating Committee and management. Upon obtaining confirmation from Drs. Slater and Niblack that they would serve if elected, the Committee recommended their nominations to the Board.

        The Audit Committee, which includes Mr. Brandt (Chair), Mr. Sachs, and Dr. Sanders, met ten times during 2003. The primary purpose of the Audit Committee is to provide independent and objective oversight of the accounting functions and internal controls of the Company. The Audit Committee also assists the Board in fulfilling its responsibility to the stockholders relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee Report appears at page 23 of this Proxy Statement.

        The Management Development and Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company, plan for the succession of the Chief Executive Officer position of the Company, and administer the Company's stock and option plans and employee stock purchase plan. During 2003, Dr. Brimblecombe (Chair) and Ms. Ullian were the members of the Management Development and Compensation Committee, which held three meetings. Mr. Brandt joined the committee in early 2004. The Report on Executive Compensation submitted by the Management Development and Compensation Committee appears at page 15 of this Proxy Statement.

Stockholder Communications to the Board.

        Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 444-6100. However, any stockholder who wishes to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Clerk of the company, at the Company's offices at 130 Waverly Street, Cambridge, Massachusetts 02139.

Board Recommendation

        The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees to the Board of Directors. A plurality of the votes cast in person or by proxy at the Meeting is required to elect each nominee as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 12, 2004, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director and each nominee as director, (iii) each person named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percentage of Total
Wellington Management Company, LLP (2) 75 State Street Boston, MA 02109	10,878,140	13.9%
FMR Corp. (3) 82 Devonshire Street Boston, MA 01909	8,025,524	10.3%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	6,640,369	8.5%
Pioneer Global Asset Management S.p.A. (5) Galleria San Carlo 6 20122 Milan, Italy	6,128,313	7.8%
Joshua S. Boger (6)(7)(8)(9)	2,385,892	3.0%
Eric K. Brandt (6)	11,250	*
Roger W. Brimblecombe (6)	62,500	*
Stuart J. Collinson (6)	359,235	*
John F. Niblack	0	*
Bruce I. Sachs (6)	184,987	*
Charles A. Sanders (6)	108,500	*
Eve E. Slater	0	*
Elaine S. Ullian (6)	93,100	*
Vicki L. Sato (6)(8)(9)	1,062,051	1.4%
John J. Alam (6)(8)(9)	237,815	*
N. Anthony Coles (6)(8)(9)	67,954	*
Ian F. Smith (6)(8)(9)	83,537	*
All directors, director nominees and executive officers as a group (18 persons) (10)	5,258,146	6.7%

*
Less than 1%

(1)
Beneficial ownership of shares for purposes of this Proxy Statement is determined in accordance with applicable Securities and Exchange Commission rules and includes shares of Common Stock as to which a person has or shares voting power and/or investment (including dispositive) power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one-half of one hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share. The Rights are not presently exercisable. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2003, except information with respect to Pioneer Global Asset Management, for which information is based on a Schedule 13D filed with the Securities and Exchange Commission as of March 12, 2004.

(2)
Wellington Management Company, LLP has shared power to vote 6,527,140 of these shares and shared power to dispose of all 10,878,140 shares.

(3)
FMR Corp. has sole power to vote 313,200 of these shares and sole power to dispose of all 8,025,524 shares.

(4)
T. Rowe Price Associates, Inc. has sole power to vote 1,137,418 of these shares and sole power to dispose of all 6,640,369 shares.

(5)
Pioneer Global Asset Management S.p.A. has sole power to vote and to dispose of all 6,128,313 shares.

(6)
Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 12, 2004, as follows: Dr. Boger, 1,301,709 shares; Mr. Brandt, 11,250 shares; Dr. Brimblecombe, 62,500 shares; Dr. Collinson, 355,956 shares; Mr. Sachs, 82,500 shares; Dr. Sanders, 82,500 shares; Ms. Ullian, 92,500 shares; Dr. Sato, 954,320 shares; Dr. Alam, 215,733 shares; Dr. Coles, 64,807 shares; and Mr. Smith, 80,458 shares.

(7)
Includes 207,500 shares held in trusts for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of these shares.

(8)
Includes shares held in the Company's 401(k) Plan, as follows: Dr. Boger, 10,106 shares; Dr. Sato, 7,123 shares; Dr. Alam, 2,628 shares; Dr. Coles, 1,227 shares; and Mr. Smith, 1,159 shares.

(9)
Includes unvested restricted shares vesting in four annual installments on the anniversary of the grant date, as follows: Dr. Boger, 5,600 shares; Dr. Sato, 4,000 shares; Dr. Alam, 1,920 shares; Dr. Coles, 1,920 shares; and Mr. Smith, 1,920 shares.

(10)
Includes an aggregate of 3,865,964 shares which may be acquired upon the exercise of options exercisable within 60 days after March 12, 2004, an aggregate of 28,198 shares held in the Company's 401(k) Plan, and an aggregate of 21,192 unvested restricted shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2003 and written representations by the Company's directors and officers that no other reports were required with respect to their transactions, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 2003, 2002 and 2001 by the Company's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who served as executive officers at December 31, 2003 (the Chief Executive Officer together with such other persons being hereinafter referred to as the "Named Executive Officers").

		Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Restricted Stock Award ($)(1)	Securities Underlying Options (# of Shares)	All Other Compensation(2)
Joshua S. Boger Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	525,006 509,622 474,994	$ $ $	0 175,000 150,000					$51,576	184,863 32,137 125,000	$ $ $	8,452 9,775 7,650
Vicki L. Sato President	2003 2002 2001	$ $ $	441,004 428,081 400,010	$ $ $	0 147,000 100,000					$36,840	122,863 32,137 100,000	$ $ $	9,000 8,835 7,650
John J. Alam Senior Vice President, Drug Evaluation and Approval	2003 2002 2001	$ $ $	304,471 285,485 256,958	$ $ $	80,325 126,040 32,120					$17,683	53,527 32,137 52,563	$ $ $	9,906 9,463 7,650
N. Anthony Coles Senior Vice President, Commercial Operations Pharmaceutical Products	2003 2002 2001	$ $	340,152 250,000 —	$ $	0 155,440 —	(3)	$ $	70,433 65,395	(4) (5)	$17,683	65,041 132,137 —	$ $	9,000 8,857 —
Ian F. Smith Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	317,521 305,863 47,309	$ $	42,184 110,020 100,000	(6) (7)				$17,683	58,654 32,137 115,000	$ $	10,331 5,997 —

(1)
Represents restricted stock awards for the following number of shares of common stock: Dr. Boger, 5,600 shares; Dr. Sato, 4,000 shares; Dr. Alam, 1,920 shares; Dr. Coles, 1,920 shares; and Mr. Smith 1,920 shares. Recipients of restricted stock awards will forfeit unvested stock if they cease to be employees of Vertex prior to vesting. The stock awards vest over four years at 25% per year beginning on the first anniversary of the grant. The value set forth above is based on the closing price of the Company's common stock on December 11, 2003, the date of grant, which was $9.21. The value of the stock awards at December 31, 2003, based on the closing price of $10.35 for the common stock on December 31, 2003, was as follows: Dr. Boger, $57,960; Dr. Sato, $41,400; Dr. Alam, $19,872; Dr. Coles, $19,872; and Mr. Smith $19,872. The holder of restricted stock will be entitled to any dividends paid to holders of the Company's common stock.

(2)
Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan.

(3)
Includes a signing bonus in the amount of $55,000.

(4)
Represents forgiveness of a loan from the Company.

(5)
Includes certain moving expenses paid by the Company on Dr. Coles' behalf in the amount of $39,381 and forgiveness of a loan from the Company in the amount of $21,514.

(6)
Includes a signing bonus in the amount of $50,000.

(7)
Represents the amount paid by the Company to Mr. Smith as a signing bonus when he joined the Company in October 2001.

Option Grants in the Last Fiscal Year

        The following table provides certain information with respect to options under the Company's 1996 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Individual Grants
Percent of Total Options Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options Granted (1)			Exercise Prices		Expiration Dates
							5%		10%
Joshua S. Boger	142,863 42,000	4.2 1.2	% %	$ $	15.60 9.07	1/17/13 12/11/13	$ $	1,401,594 239,571	$ $	3,551,914 607,120
Vicki L. Sato	92,863 30,000	2.7 0.9	% %	$ $	15.60 9.07	1/17/13 12/11/13	$ $	911,056 171,122	$ $	2,308,795 433,657
John J. Alam	39,127 14,400	1.2 0.4	% %	$ $	15.60 9.07	1/17/13 12/11/13	$ $	383,866 82,139	$ $	972,790 208,155
N. Anthony Coles	50,641 14,400	1.5 0.4	% %	$ $	15.60 9.07	1/17/13 12/11/13	$ $	496,825 82,139	$ $	1,259,055 208,155
Ian F. Smith	44,254 14,400	1.3 0.4	% %	$ $	15.60 9.07	1/17/13 12/11/13	$ $	434,164 82,139	$ $	1,100,259 208,155

(1)
Options expiring on January 17, 2013 vest in twenty equal quarterly installments from the date of grant. Options expiring on December 11, 2013 vest in sixteen equal quarterly installments from the date of grant.

(2)
As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's common stock.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides certain information with respect to the options to purchase Common Stock exercised by the Named Executive Officers during 2003 and options held by such persons at December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Number of Shares Acquired On Exercise			Not exercisable
		Value Realized	Exercisable		Exercisable	Not exercisable
Joshua S. Boger	300,000	$1,560,600	1,257,886	367,337	$864,310	$48,300
Vicki L. Sato	107,200	$414,684	936,563	267,937	$665,810	$34,500
John J. Alam	0	$0	200,344	132,301	$960	$16,560
N. Anthony Coles	0	$0	50,630	146,548	$0	$16,560
Ian F. Smith	0	$0	60,671	145,120	$0	$16,560

(1)
The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for the Company's Common Stock of $10.22 the average of the opening and closing price per share of the Common Stock as reported on the Nasdaq Stock Market on December 31, 2003.

Equity Compensation Plan Information

        The following table provides certain aggregate information with respect to all of the Company's equity compensation plans in effect as of December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders (1)	13,901,454		$23.79	2,258,660
Equity Compensation Plans not Approved by Stockholders (2)	1,855,176		$14.01	4,016,815

Total	15,756,630	(3)	$21.24	6,275,475

(1)
These plans consist of the Company's 1991 Stock Option Plan, 1994 Stock and Option Plan, 1996 Stock and Option Plan, and Employee Stock Purchase Plan.

(2)
This category consists of a portion of the Company's 1996 Stock and Option Plan, solely with respect to 6,000,000 shares approved for issuance by the Company's Board of Directors in July 2002, for which the Company did not obtain shareholder approval.

(3)
This table does not include options outstanding on December 31, 2003 to purchase an aggregate of 1,045,621 shares of the Company's common stock at a weighted average exercise price of $35.25 that were assumed by the Company in connection with its acquisition of Aurora Biosciences Corporation on July 18, 2001.

        Please refer to Note O to the Company's consolidated financial statements included in the Company's 2003 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2004, for a description of the material features of the 1996 Stock and Option Plan.

Employment Contracts and Change-in-Control Arrangements

        The Company has employment agreements with Dr. Joshua Boger, Dr. Sato, Dr. Coles, Mr. Smith and Mr. Kenneth Boger pursuant to which they are entitled to receive compensation as determined by the Management Development and Compensation Committee of the Board of Directors and will be eligible to receive the benefits generally made available to executives of the Company.

        The agreements with Dr. Boger and Dr. Sato require 18 months' notice in the event of termination by the Company without cause, and may be terminated upon six months' notice by the executive. If Dr. Boger's or Dr. Sato's employment is terminated without cause or without good reason (as defined in the agreements), the agreements also provide for 18 months' severance pay. In the event of certain terminations after a change in control of the Company, the agreements also provide for a lump sum payment of three years' salary and bonus, payable within ten days after the date of termination, acceleration of the vesting of all outstanding stock options, and continuation of certain employee benefits for a period of three years after the date of termination. The agreements also contain noncompetition provisions.

        The Company's employment agreement with Mr. Kenneth Boger, Senior Vice President and General Counsel, is for a four-year term, renewable for one year terms thereafter, unless either party gives 90 days' notice of non-renewal. The agreement provides that, if Mr. Boger's employment is terminated under certain circumstances without cause or in connection with a change-in-control, Mr. Boger will be entitled to 12 months' severance pay, 18 months' acceleration of the vesting of outstanding stock options, additional payments required to compensate Mr. Boger if such payments and benefits result in certain adverse tax consequences, and continuation of certain employee benefits for up to 12 months. The agreement also contains a noncompetition provision. Mr. Boger is the brother of Dr. Joshua Boger, the Company's Chairman and Chief Executive Officer.

        The Company's employment agreement with Dr. Coles may be terminated by either the Company or Dr. Coles at any time. Dr. Coles' agreement with Vertex provides that if his employment is terminated by the Company under certain circumstances without cause or in connection with a change-in-control, Dr. Coles will be entitled to 12 months' severance pay, 18 months' acceleration of the vesting of outstanding stock options, and continuation of certain employee benefits for 18 months. Dr. Coles has also signed the Company's standard form of non-competition agreement. Pursuant to his 2002 employment agreement the Company extended Dr. Coles an interest-free loan of $250,000 which is to be forgiven in monthly installments over four years during Dr. Coles' employment.

        The agreement with Mr. Smith is for a three-year term, renewable for one year terms thereafter unless either party gives 90 days' notice of non-renewal. If Mr. Smith's employment is terminated by the Company without cause, the Company will be obligated to provide him 12 months' severance pay, acceleration of the vesting of outstanding stock options, additional payments required to compensate Mr. Smith if payments made under the agreement result in certain adverse tax consequences, and continuation of certain employee benefits for up to 12 months. The agreement also contains a non-competition covenant.

        Dr. Collinson has an employment agreement with Aurora Biosciences Corporation that became effective upon completion of the Company's acquisition of Aurora and is guaranteed by the Company. Under this agreement, Dr. Collinson remained an employee of Aurora for six months following the acquisition, for which he (i) was entitled to be paid an aggregate of $361,986 in compensation; (ii) received (a) an option to purchase shares of Common Stock, (b) vesting of all his unvested stock options granted in accordance with Aurora's 1996 Stock Plan, (c) the right to reimbursement of reasonable expenses of relocation to the United Kingdom incurred within 12 months following termination of his employment, and (d) the right to COBRA payments for up to 18 months; and (iii) was granted forgiveness for a loan of $132,000 payable to Aurora. Additionally, in accordance with the employment agreement, Aurora and Dr. Collinson entered into a Non-Disclosure, Non-Competition and Inventions Agreement, pursuant to which he is entitled to an aggregate of $800,000, payable in installments. On April 2, 2002, upon termination of the six month employment term, and pursuant to the employment agreement, Aurora retained Dr. Collinson as a part-time consultant for a term of four years, at the rate of $80,000 per year.

        All outstanding options granted under the Company's Stock and Option Plans provide that, in the event of certain changes in control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of those options will be accelerated and they will become fully exercisable immediately prior to such change in control.

        The Company also has entered into a Change of Control Agreement with certain members of the Company's senior management team, including Dr. Alam. The Company's agreement with Dr. Alam provides that if his employment is terminated under certain circumstances in connection with a change in control, Dr. Alam will be entitled to severance pay equal to one year's salary and accrued bonuses, 18 months' acceleration of the vesting of outstanding stock options, and continuation of certain employee benefits for up to 18 months.

Compensation of Directors

        During 2003, the Company initially paid a quarterly retainer to each non-employee director at an annual rate of $12,000, plus $2,500 for each Board meeting attended and $250 for each committee meeting attended on a regular Board meeting day. If a committee meeting was held on a day other than a regular Board meeting day, the meeting fee was $500. Meetings held by conference call generally were compensated at half the standard rate.

        In October 2003, the Board of Directors reviewed compensation for non-employee directors. In order to provide competitive compensation to attract and retain qualified non-employee directors, and in light of an increasing workload, the Board of Directors changed its non-employee director cash compensation arrangements. Beginning in October 2003, the annual cash compensation for serving on the Board of Directors includes an annual retainer of $18,000, payable in quarterly installments, plus $2,500 for each Board meeting attended and $500 for each committee meeting attended on a regular Board meeting day. If a committee meeting is held on a day other than a regular Board meeting day, the meeting fee is $1,000. Meetings held by conference call are compensated at the rate of $375 per meeting. Meeting fees for the committee chairs are $800 for each committee meeting held on the same day as a full Board meeting, $500 for telephone meetings, and $1,500 for meetings held other than by telephone or on a Board meeting day. In December 2003, the Board approved an additional annual retainer of $15,000 payable to the Chair of the Audit Committee, in recognition of the incremental workload and responsibility of that position.

        In addition, under the 1996 Stock and Option Plan, each non-employee director, upon initial election or appointment to the Board, receives a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the Common Stock's then fair market value. Those options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1 of any year also receives a non-qualified option to purchase 7,500 shares of Common Stock under the 1996 Stock and Option Plan, exercisable immediately at a price equal to the fair market value per share of the Company's Common Stock on the date of grant.

        Dr. Boger receives no compensation for serving as a director.

REPORT ON EXECUTIVE COMPENSATION

Overview

        The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee"). With the oversight of the Committee, the Company has developed and implemented compensation policies with the objectives of attracting and retaining top quality management and encouraging them to contribute to the Company's growth, while also keeping the Company's personnel costs reasonable in relation to those of comparable companies and in relation to the Company's other expenditures for its drug discovery and development programs. For 2003, compensation paid to each of the Named Executive Officers consisted of base salary and, in some cases, a cash bonus. Each of the Named Executive Officers also was eligible for long-term compensation in the form of stock options and restricted stock. Certain stock options and restricted stock grants were made by the Company in December 2003, with the possibility that additional grants might be made in the first quarter of 2004 in connection with annual performance reviews.

        The Committee's recommendations as to compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex's Chief Executive Officer, Dr. Joshua Boger, does not participate in discussions of his compensation among the Committee and the full Board, nor does he participate in the full Board's vote on the Committee's recommendations as to his compensation.

Base Salaries

        Base salaries for 2003 were determined by the Committee in January 2003, retroactive to the beginning of the year. Salary increases over 2002 salary levels were based on the Committee's subjective evaluation of the individual executive's performance in 2002 and its estimation of the salaries being offered to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists. In addition, the Committee considered the results of the Radford 2002 Biotechnology Compensation Survey, a survey conducted by Aon Consulting, Inc., and the Salary Information Retrieval System, a survey provided by Organization Resources Counselors, Inc. These surveys included data from companies in the biotechnology and pharmaceutical industries which voluntarily participated in the surveys. In its determination of compensation levels, the Committee did not consider the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below on page 18 of this Proxy Statement. That index tracks the stock performance of companies with stock quoted on the Nasdaq Stock Market, which are selected according to the broad Standard Industrial Classification category "Drugs,"

and which includes many categories of companies with which Vertex does not generally compete for services of executives.

        The Committee believed that the 2003 raises approved for the Named Executive Officers were generally comparable to the average raises that year for executives of competing companies. These raises were intended to reflect the Committee's judgment that Vertex's overall performance in 2002 was very good. The Committee believed that setting salary levels in the middle range of those offered by competing companies would allow for the possibility of significant additional cash bonuses based on 2003 individual and Company performance.

Cash Bonuses

        In the first quarter of 2004, the Company awarded cash bonuses to Company employees, including certain Named Executive Officers, who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be the most important to the Company in 2003. In mid-2003, well in advance of the Committee's determination of cash bonus amounts for 2003 performance, each of Dr. Boger and Dr. Sato asked that they not be considered for a cash bonus.

        In general, it is the Committee's policy that a significant portion of the compensation of senior executives of the Company should be performance-based. The amounts of certain Named Executive Officers' bonuses reflected the Committee's determination that, while the Company experienced a number of setbacks in 2003, there was substantial progress made in certain areas. The Company was able to select product candidates for independent development in part due to substantial progress made in designing and conducting a number of clinical trials in 2003. In addition, the Company strengthened its financial position and focused its business by disposing of the Discovery Tools and Services assets for cash. It was the Committee's judgment that those officers who received cash bonuses made particularly significant contributions to these accomplishments.

Stock Awards

        Stock awards under the Company's stock and option plans are granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company which will vest over time and act as an incentive for the employee to remain with the Company.

        In January 2003, each of the Named Executive Officers was granted a ten-year option to purchase shares of Common Stock vesting in quarterly installments over five years, under the 1996 Stock and Option Plan. These grants represented the balance of the aggregate number of options earned by each of the Named Executive Officers for 2002 performance, and were as follows: Dr. Boger, 142,863 shares; Dr. Sato, 92,863 shares; Dr. Alam, 39,127 shares; Dr. Coles, 50,641 shares; and Mr. Smith, 44,254 shares. In addition, on December 11, 2003, each of the Named Executive Officers was granted a number of restricted shares and a ten-year option under the 1996 Stock and Option Plan. The restricted shares vest in annual installments over four years, and the options vest in quarterly installments over four years. The December 2003 grants represented a portion of the aggregate awards to be made to the Named Executive Officers for 2003 performance. The balance, if any, will be granted in March 2004. In all cases, the option exercise price was the average of the high and low market prices on the date of grant. The purchase price for the restricted stock grants was $0.01 per share, which is the par value of the Company's Common Stock.

The aggregate amounts of these option and restricted stock awards were based on an evaluation of individual contributions to the Company's success in the relevant year. In 2003, the Committee engaged an independent third party to conduct a comprehensive survey of equity compensation at peer group companies. On the basis of information from that survey, the Committee believes that, compared to the total number of shares outstanding, the total number of options and shares of restricted stock granted to its employees, including the Named Executive Officers, as a group, was within the range of the option grants awarded by other companies with which the Company competes to attract and retain employees.

Chief Executive Officer Compensation

        Dr. Boger's 2003 base salary of $525,006 represented an increase of approximately 3.0% over his 2002 salary, indicating the Committee's evaluation of Dr. Boger's performance in 2002 as excellent. The Committee believed that Dr. Boger's resulting 2003 salary was near the middle of the range of base salaries paid to chief executive officers of comparable companies. The Committee set the 2003 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance.

        The Committee's, and the full Board of Directors', subjective view of Dr. Boger has consistently been that he is an outstanding scientist who has also demonstrated exceptional ability to guide the Company and to manage well not only the Company's scientific programs but its strategic business efforts. In setting the size of Dr. Boger's restricted stock and option awards, the Committee also considered its judgment that Dr. Boger's scientific and management leadership is very important to the Company, and that it was therefore advisable for him to maintain a substantial unvested equity position, in order to reinforce his incentive to remain with the Company.

Internal Revenue Code Limitation on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits to $1,000,000 per executive the amount of compensation paid to the Company's Chief Executive Officer or any of the Company's other most highly compensated executive officers named in its Summary Compensation Table which may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that the options granted under its 1994 and 1996 Stock and Option Plans qualify as performance-based compensation.

Tax Considerations

        The Committee's compensation strategy is to be cost and tax effective. Therefore, the Committee's policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

Submitted by the Management Development and Compensation Committee:
Eric K. Brandt
Roger W. Brimblecombe (Chair)
Elaine S. Ullian

PERFORMANCE GRAPH

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

Source: Georgeson Shareholder Communications, Inc.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Vertex Pharmaceuticals Incorporated	$100	$118	$481	$165	$107	$70
NASDAQ Stock Market (U.S.)	$100	$185	$112	$89	$61	$92
NASDAQ Pharm. Stocks	$100	$189	$235	$200	$130	$190

PROPOSAL 2:
APPROVAL OF AMENDMENT TO
THE VERTEX PHARMACEUTICALS INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN

General

        The Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in 1992, and has been approved by the stockholders. Under the Purchase Plan, eligible employees have the right to purchase Common Stock on favorable terms through payroll deductions. The purpose of the Purchase Plan is to encourage the Company's employees to share in the economic growth and success of the Company through stock ownership. As of December 31, 2003, approximately 720 persons were eligible to participate in the Purchase Plan. A copy of the Purchase Plan, as proposed to be amended, is attached as Appendix A.

Amendment

        On March 17, 2004, the Board of Directors approved the submission to the Company's stockholders of an amendment to the Purchase Plan, to be effective upon approval by the Company's stockholders. The effect of this amendment would be to increase the number of shares of Common Stock available for issuance under the Purchase Plan by 1,500,000.

        As of March 15, 2004, 248,660 shares of Common Stock remained available for issuance under the Purchase Plan, subject to existing purchase rights which mature under the current plan on March 31, 2004. The number of shares which may be subject to those maturing purchase rights will depend on the Company's stock price on March 31, and is therefore currently undeterminable. The proposed amendment would increase the number of shares of Common Stock available for issuance under the Purchase Plan after the effective date of the amendment by 1,500,000 shares, to 1,748,660. On March 15, 2004, the closing sale price for the Common Stock on the Nasdaq Stock Market was $9.60.

        The Board believes this amendment will help the Company to attract and retain qualified employees and provide further incentives to employees as a result of their equity interest in the Company.

Summary of the Purchase Plan

        The Purchase Plan provides that all employees (i) who are employees of the Company or a subsidiary on an offering date and (ii) who are regularly employed for more than 20 hours a week and for more than five months in a calendar year by the Company or a subsidiary, are eligible to participate in the Purchase Plan. No employee is eligible to participate in the Purchase Plan if he or she would possess five percent or more of the voting power of the Company's or any subsidiary's common stock immediately after making a purchase under the Purchase Plan. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

        An employee may elect to have up to 15% of his or her salary deducted for the purpose of purchasing Common Stock under the Purchase Plan. The Purchase Plan also currently provides that an employee may not purchase more than $25,000 worth of Common Stock in any calendar year, based on the fair market value of the Common Stock determined at the offering date, or any higher amount to the extent allowed by

Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), governing employee stock purchase plans.

        The Company makes two offerings to purchase Common Stock under the Purchase Plan each year, one on May 15 and one on November 15. Each period extends for twelve months, or, if an employee so elects within the 30 day period prior to the date which is six months after the offering date, for six months. Purchases are made under the Purchase Plan on each May 14 and November 14.

        The price at which an employee may purchase Common Stock under the Purchase Plan is 85% of the lower of (i) the mean of the highest and lowest quoted selling prices of the Common Stock on the day a purchase period commences, and (ii) the mean of the highest and lowest quoted selling prices on the day the purchase period ends.

        The Purchase Plan is administered by the Management Development and Compensation Committee of the Board of Directors, which has the power to construe and interpret the Purchase Plan and to determine all questions that arise under the Purchase Plan. Because participation in the Purchase Plan is voluntary and employees may withdraw from the Purchase Plan at any time during a purchase period without penalty, the benefits to be received by any particular person or group are not determinable by the Company at this time.

        The Board of Directors may at any time terminate or amend the Purchase Plan. However, the Board of Directors may not amend the Purchase Plan without approval of the stockholders of the Company if any such amendment would increase the number of shares of Common Stock reserved under the Purchase Plan.

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

Tax Consequences To Participants

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. In general, an employee will not recognize U.S. taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock. Instead, if an employee sells Common Stock acquired under the Purchase Plan for an amount that exceeds the purchase price, then the employee will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the purchase price, partially as ordinary income and partially as capital gain, depending upon the date of the sale. If the employee sells the Common Stock more than one year after acquiring it and more than two years after the applicable offering date, and the sale price of the Common Stock is higher than the purchase price, then the employee will recognize ordinary income in an amount equal to the lesser of (i) 15% of the fair market value of the Common Stock on the offering date; and (ii) the excess of the sale price of the Common Stock over the purchase price. The balance of the income will be treated as long-term capital gain. If the sale price of the Common Stock is less than the price at which the employee purchased the Common Stock, then the employee will recognize long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the Common Stock.

        If the employee sells the Common Stock within one year after acquiring it or within two years after the offering date (a "Disqualifying Disposition"), then the employee will recognize as ordinary compensation income an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the purchase price plus either (i) capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or (ii) capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the employee held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the employee held the Common Stock for a shorter period.

Tax Consequences to the Company

        The offerings of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any federal income tax consequences to the Company except that the Company will be entitled to a compensation deduction with respect to any ordinary compensation income recognized by an employee upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations on deductions for certain employee remuneration contained in Section 162(m) of the Code.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the amendment to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan as described above. A majority of the votes present or represented and voting at the meeting is required to approve the amendment to the Plan.

INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP ("PwC") has served as the Company's independent accountants since 1989. PwC audited our financial statements for the fiscal year ended December 31, 2003. Representatives of PwC will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

        The Board of Directors has not yet appointed independent accountants for the Company's 2004 fiscal year. The Audit Committee of the Board, in accordance with its charter, is in the process of evaluating independent accountants and, after its review is complete, will make a recommendation to the Board on the selection of independent accountants for the 2004 fiscal year.

        The following table presents fees for professional audit services rendered by PwC for the audit of the Company's annual financial statements for the years ended 2003 and 2002, and fees billed for other services rendered by PwC during those periods.

	2003	2002
Audit fees: (1)	$310,100	$404,000
Audit related fees: (2)	$74,100	$143,000
Tax fees: (3)	$11,400	$115,000
All other fees:	—	—

Total	$395,600	$662,000

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as services provided in connection with statutory and regulatory filings.

(2)
Audit related fees consisted principally of fees for accounting consultations, certain foreign statutory and U.S. government grant audits and the audit of the Company's 401(k) employee benefit plan.

(3)
Tax fees consist principally of tax compliance and reporting.

        The percentage of services set forth above in the categories audit related fees and tax fees that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for each year's audit, management will submit to the Audit Committee for approval a description of services expected to be rendered during that year for each of four categories of services and a budget for those services in the aggregate.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, special procedures required to meet certain regulatory requirements and consultation regarding financial accounting and/or reporting standards.

        3.     Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq National Market, has furnished the following report:

        The Audit Committee is appointed by the Board of Directors to review the Company's financial matters. Pursuant to a written charter adopted by the Board, which is attached as Appendix B to this proxy statement, the Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal requirements, the quality of its audit process, and the appointment, compensation, retention, and oversight of the work of PwC. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ending December 31, 2003 with management and with the Company's independent accountants, PwC. The Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee received a written disclosure letter from PwC regarding its independence, as required by Independence Standards Board Standard No. 1. The Audit Committee also further discussed the question of independence with PwC and considered whether the provision of non-audit related services by PwC is compatible with maintaining the auditors' independence. The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.

Submitted by the Audit Committee:
Eric K. Brandt (Chair)
Bruce I. Sachs
Charles A. Sanders

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. Our Code of Conduct and Ethics is available upon request without charge. Requests for our Code of Conduct and Ethics should be directed to us at 130 Waverly Street, Cambridge, MA 02139, Attention: Investor Relations, or by submitting an email request through the "Contact Us" tab in the "Investors" portion of our website, located at www.vrtx.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors or principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

        The Meeting is called for the purposes set forth in the notice. The Board does not know of any other matters to be considered by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy with respect to matters that may properly come before the Meeting and which are not known to the Board at the date this proxy was printed. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING AND NOMINATIONS FOR DIRECTOR

        In order to be considered for inclusion in the Proxy Statement for the Company's 2005 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than November 26, 2004. If the Company does not receive notice of any matter to be considered for presentation at the 2005 Annual Meeting, although not included in the Proxy Statement, by February 9 2005, the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials. Proposals should be sent to the attention of the Clerk at the Company's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

        Stockholder nominations for election to the Board at the 2005 Annual Meeting of Stockholders may be submitted to the Clerk of the Company no later than February 7, 2005 and must include: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) the other information regarding each nominee proposed by the stockholder which would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the internet at www.vrtx.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, 130 Waverly Street, Cambridge, Massachusetts 02139.

By order of the Board of Directors KENNETH S. BOGER Clerk

March 26, 2004

Appendix A

VERTEX PHARMACEUTICALS INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated
upon shareholder approval
May 6, 2004)

ARTICLE 1
PURPOSE AND DEFINITIONS

        SECTION 1.1.    PURPOSE.    The purpose of the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan is to provide employees with an opportunity to purchase Common Stock in the Company through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

        SECTION 1.2.    DEFINITIONS.    Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

  (a)
  "BENEFICIARY" with respect to a Participant, means the beneficiary designated by the Participant under the group term life insurance plan maintained by the Company or such other beneficiary as may be designated by a Participant for purposes of this Plan.

  (b)
  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

  (c)
  "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

  (d)
  "COMMITTEE" means the Compensation Committee of the Board of Directors.

  (e)
  "COMMON STOCK" means shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

  (f)
  "COMPANY" means Vertex Pharmaceuticals Incorporated or any successor by merger, purchase, or otherwise.

  (g)
  "COMPENSATION" means the cash compensation received by an Employee for services, including pre-tax employee compensation made to the Company's 401(k) savings plan, but not including overtime or bonuses.

  (h)
  "EFFECTIVE DATE" means July 1, 1992.

  (i)
  "ELECTION" means an election by a Participant to terminate an Offering Period on the first Purchase Date of such Offering Period, which election shall be made within such Offering Period and prior to such First Purchase Date and shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign and file such form with the Company in the manner prescribed by the Company.

  (j)
  "EMPLOYEE" means any person who receives a regular stated compensation from the Company or a Subsidiary other than a pension, severance pay, retainer, or fee under contract.

  (k)
  "FAIR MARKET VALUE" of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

  (l)
  "OFFERING" means the offering of shares of Common Stock to Participants pursuant to this Plan.

  (m)
  "OFFERING DATE" means each April 1 and October 1 after the Effective Date to and including April 1, 2004, and each May 15 and November 15 thereafter to and including November 15, 2007, provided that the first Offering Date will be the Effective Date. If any such date shall fall other than on a business day, then the Offering Date shall be the next succeeding business day.

  (n)
  "OFFERING PERIOD" means either (i) the period from an Offering Date through the second Purchase Date following such Offering Date or (ii) if a Participant validly exercises an Election, the period from an Offering Date through the first Purchase Date following such Offering Date.

  (o)
  "PARTICIPANT" means an Employee who has elected to participate in the Plan.

  (p)
  "PURCHASE DATE" means each March 31 and September 30 to and including March 31, 2004, and each May 14 and November 14 thereafter.

  (q)
  "PLAN" means the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, together with any and all amendments thereto.

  (r)
  "STOCK PURCHASE ACCOUNT", with respect to a Participant, means the account established on the books and records of the Company or a Subsidiary for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

  (s)
  "SUBSIDIARY" means any corporation, fifty percent (50%) or more of the total combined voting power of all classes of stock of which is beneficially owned, directly or indirectly, by the Company.

ARTICLE II
PARTICIPATION

        SECTION 2.1.    PARTICIPATION REQUIREMENTS.

  (a)
  COMMENCEMENT OF PARTICIPATION.    Subject to Section 2.2 and Section 3.2(b), each person who is an Employee on the Effective Date may elect, pursuant to Article IV, to become a Participant in the Plan on such date. Each person who becomes an Employee after the Effective Date may become a Participant in the Plan on the Offering Date next following the date on which such person becomes an Employee.

  (b)
  ELIGIBILITY OF FORMER PARTICIPANTS.    If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person will again become eligible to participate on the Offering Date next following such resumption of employment with the Company.

        SECTION 2.2.    EXCLUSIONS.    Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

  (a)
  Any Employee whose customary employment is twenty (20) hours or less per week;

  (b)
  Any Employee whose customary employment is for not more than five (5) months in any calendar year; or

  (c)
  Any Employee who, as of the beginning of an Offering Period, owns (or under Section 423(b)(3) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

ARTICLE III
OFFERING OF COMMON STOCK

        SECTION 3.1.    RESERVATION OF COMMON STOCK.    The Board of Directors shall reserve 1,748,660 shares of Common Stock for issuance under the Plan after March 17, 2004, subject to adjustment in accordance with Section 3.4, provided that no more than 248,660 of such shares shall be issued prior to May 15, 2004.

        SECTION 3.2.    OFFERING OF COMMON STOCK.

  (a)
  GENERAL.    Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on each Purchase Date within the Offering Period that begins with such Offering Date with the amounts deducted from such Participant's Compensation during such Offering Period pursuant to Article IV, provided, however, that a Participant shall not participate in more than one Offering Period simultaneously. The purchase price for such shares of Common Stock shall be determined under Section 3.3.

  (b)
  LIMITATIONS.    Notwithstanding Section 3.2(a), no employee may accrue rights to purchase shares of Common Stock attributable to an Offering Period in excess of $25,000 of fair market value of such shares (measured as of the relevant Offering Date) for each calendar year during which such rights are outstanding. For any year, this limit shall be further reduced by the fair market value of stock (measured as of the relevant Offering Date for such stock) purchasable under any prior outstanding rights relating to such calendar year under this Plan and all other Code section 423 employee stock purchase plans of the Company or any Subsidiary. This paragraph is intended to be consistent with the limitation of Code section 423(b)(8) and shall be interpreted accordingly.

        SECTION 3.3.    DETERMINATION OF PURCHASE PRICE FOR OFFERED COMMON STOCK.    The purchase price per share of the shares of Common Stock to be acquired by a Participant on a Purchase Date pursuant to an Offering shall be equal to eighty-five (85%) of the lesser of:

  (a)
  the Fair Market Value of a share of Common Stock on the Offering Date for such Offering Period; or

  (b)
  the Fair Market Value of a share of Common Stock on such Purchase Date;

provided, however, in no event shall the purchase price be less than the par value of a share of Common Stock.

        SECTION 3.4.    EFFECT OF CERTAIN TRANSACTIONS.    The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock offered pursuant to Section 3.2(b), and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

ARTICLE IV
PAYROLL DEDUCTIONS

        SECTION 4.1.    PAYROLL DEDUCTION ELECTIONS.    Any Employee eligible to participate in the Plan may elect to have the Company deduct from the Compensation payable to such Employee during each Offering Period any amount between one percent (1%) and fifteen percent (15%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made during the thirty day period preceding the Offering Period to which it first relates. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after the first day of such Offering Period and shall remain effective for each successive pay period and for each subsequent Offering until changed or terminated pursuant to this Article IV. The percentage deduction specified by the Participant will be deducted from each payment of compensation made to the Participant.

        SECTION 4.2.    ELECTION TO INCREASE OR DECREASE PAYROLL DEDUCTIONS.    Subject to Section 4.4, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero) by delivering to the Company written direction to make such change. Such change shall become effective as soon as practicable after the Company's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made from such Participant's Compensation only once during each of the portions of an Offering Period that ends on a Purchase Date; provided, however, a Participant may terminate the deductions being made from such Participant's Compensation at any time during such Offering Period. If a Participant terminates deductions, such Participant cannot resume deductions during that Offering Period.

        SECTION 4.3.    TERMINATION OF ELECTION UPON TERMINATION OF EMPLOYMENT.    The termination of employment of a Participant for any reason shall automatically terminate the election of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

        SECTION 4.4.    FORM OF ELECTIONS.    Except as otherwise permitted by the Company, any election by a Participant regarding participation in or withdrawal from the Plan or deductions from Compensation pursuant to this Article IV shall be in writing on a form furnished by the Company for such purpose and shall be made by having such Participant file such form with the Company in the manner prescribed from time to time by the Company.

ARTICLE V
STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

        SECTION 5.1.    STOCK PURCHASE ACCOUNTS.    A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation pursuant to Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid, or applied toward the purchase of Common stock pursuant to the provisions of this Article V.

        SECTION 5.2.    PURCHASE OF COMMON STOCK.

  (a)
  GENERAL.    As of each Purchase Date, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account, subject to the limitations set forth in Article III on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. No brokerage or other fees are to be charged upon a purchase. Stock transfer taxes, if any, shall be paid by the Company. The remaining balance, if any, credited to such Participant's Stock Purchase Account shall be carried forward and used to purchase shares of Common Stock on the next succeeding Purchase

    Date; provided that any excess balance remaining in a Participant's Stock Purchase Account after the application of the limitations in Section 3.2 shall be refunded to the Participant.

  (b)
  ISSUANCE OF COMMON STOCK.    The shares of Common Stock purchased for a Participant as of a Purchase Date shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after such a Purchase Date the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant, which certificate shall be issued in the Participant's name or, if so specified by the Participant, in the name of the Participant and such other person as the Participant shall designate as joint tenants with right of survivorship. In lieu of issuing a certificate, the Company may elect to deliver to the Participant a statement which shall indicate the number of shares of Common Stock purchased for such Participant and the aggregate number of shares of Common Stock held on behalf of such Participant under the Plan.

  (c)
  INSUFFICIENT COMMON STOCK AVAILABLE.    If, as of any Purchase Date, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Accounts shall be distributed to each such Participant, and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

        SECTION 5.3.    WITHDRAWAL FROM PLAN PRIOR TO PURCHASE OF COMMON STOCK.    In the event (i) a Participant elects in writing for any reason to withdraw from the Plan during an Offering Period or (ii) a Participant's employment with the Company terminates for any reason prior to the end of an Offering Period, and such Participant (or, if such Participant is deceased, such Participant's Beneficiary) elects in writing to withdraw from the Plan, then the entire amount remaining to the credit of Such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or, if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such termination of employment or withdrawal (as the case may be). If a Participant (or, if such Participant is deceased, such Participant's Beneficiary) with the right to do so does not elect in writing to withdraw from the Plan, the amount to the credit of such Participant in such Participant's Stock Purchase Account shall be used to purchase shares of Common Stock for such Participant as of the last day of such Offering Period to the extent provided in Section 5.2(a), and the remaining balance in such Participant's Stock Purchase Account shall be distributed to such Participant as soon as administratively practicable.

ARTICLE VI
COMMITTEE

        SECTION 6.1.    POWERS OF THE COMMITTEE.    The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

        SECTION 6.2.    INDEMNIFICATION OF THE COMMITTEE.    The Company agrees to indemnify and hold harmless the members of the Committee against any liabilities, loss, costs, or damage that they may incur in acting as such members and to assume the defense of any and allocations, suits, or proceedings against the members of the Committee, to the extent permitted by applicable law.

ARTICLE VII
AMENDMENT AND TERMINATION

        SECTION 7.1.    AMENDMENT OF THE PLAN.    The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company increase the number of shares of Common Stock reserved under the Plan.

        SECTION 7.2.    TERMINATION OF PLAN.    The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. If not sooner terminated (i) pursuant to the preceding sentence or (ii) pursuant to Section 5.2(c), the Plan shall continue in effect through October 1, 2007. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

        SECTION 7.3.    PROCEDURE FOR AMENDMENT OR TERMINATION.    Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors (subject to Section 7.1) and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

ARTICLE VIII
MISCELLANEOUS

        SECTION 8.1.    ADOPTION BY A SUBSIDIARY.    A Subsidiary may, with the approval of the Board of Directors and the board of directors of such Subsidiary, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary. Any such adoption of the Plan by a Subsidiary shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary.

        SECTION 8.2.    AUTHORIZATION AND DELEGATION TO THE BOARD OF DIRECTORS.    Each Subsidiary which is or hereafter adopts the Plan authorizes the Board of Directors (i) to amend or terminate the Plan without further action by said Subsidiary as provided in Article VII and (ii) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized, or permitted to perform or do as provided herein.

        SECTION 8.3.    TRANSFERABILITY OF RIGHTS.    Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

        SECTION 8.4.    NO EMPLOYMENT RIGHTS.    Participation in the Plan shall not give any employee of the Company or any Subsidiary any right to remain employed or, upon termination of employment, any right or interest in the Plan, except as expressly provided herein.

        SECTION 8.5.    COMPLIANCE WITH LAW.    No shares of Common Stock shall be issued under the Plan prior to compliance by the Company to the satisfaction of its counsel with any applicable laws.

        SECTION 8.6.    APPROVAL OF PLAN.    The effectiveness of this Plan is subject to its approval and ratification on or before December 31, 1992 by the stockholders of the Company. In the event that the Plan is not so approved, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practicable.

        SECTION 8.7.    CONSTRUCTION.    Article, Section, and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Massachusetts. Without limiting the foregoing, all Participants for an Offering Period shall have the same rights and privileges with respect to their rights to acquire Common Stock under the Plan for such period, subject to the express terms hereof.

Appendix B

Vertex Pharmaceuticals Incorporated
Audit Committee
Charter

        The Audit Committee ("Committee") of the Board of Directors (the "Board") of Vertex Pharmaceuticals Incorporated (the "Company") shall have the responsibility, authority and duties described in this Charter.

        The Committee shall be comprised of at least three members of the Board, each of whom shall be appointed, and may be removed at any time with or without cause, by the Board. All members of the Committee shall satisfy the requirements for Audit Committee membership of the Nasdaq Stock Market, the Securities and Exchange Commission and applicable law. At least one member of the Committee shall be an "audit committee financial expert" as such term is defined in applicable SEC rules. The Board may designate one member of the Committee as the Chair.

        The purpose of the Committee shall be to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company, and to perform such other duties as may be assigned by the Board. The Committee's role includes a particular focus on the qualitative aspects of the financial reporting to shareholders and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements. Management is responsible for preparing financial statements in accordance with generally acceptable accounting principles and for briefing the Committee on significant accounting issues affecting the Company's financial statements.

        The Company's independent auditors shall report directly to and be held accountable to the Committee in connection with the audit of the Company's annual financial statements and related services. The Committee has sole authority over the appointment, compensation and oversight of the work of the independent auditors, and where appropriate, the replacement of the independent auditors. The Committee shall require that the independent auditors report to it any significant audit problems or difficulties with management, and shall be responsible for resolving disagreements between the external auditor and the Company's management regarding financial reporting. The Committee will receive, review and discuss with the Company's management the "management letter" or similar communication from the Company's auditors.

        In furtherance of its purpose, the Committee shall foster an environment conducive to open and frank discussion among management, the independent auditors, any internal audit representatives and the Committee members. The Committee shall fulfill the responsibilities set forth in the Audit Committee Responsibilities Checklist. The Committee shall update the Responsibilities Checklist annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The most recently updated Responsibilities Checklist will be treated as an addendum to this charter.

        The Committee shall have the authority to consult with and retain legal, accounting and other advisors in appropriate circumstances.

        The Committee shall have the authority to delegate any of its responsibilities to individual members of the Committee to the extent deemed appropriate by the Committee, subject always to the general oversight of the Board.

        The Committee shall maintain minutes of its meetings, and shall report its actions and recommendations to the Board after each Committee meeting. The Committee will conduct an annual evaluation of the Committee's performance and will present that evaluation to the Board. The Committee shall review and reassess this charter and submit any recommended changes to the Board for its consideration.

Vertex Pharmaceuticals Incorporated
Audit Committee Responsibilities Checklist

	Q1	Q2	Q3	Q4	As needed
1. Review and discuss with management and the independent auditors the Company's quarterly financial statements, including a draft of the earnings press release and all significant matters related to the independent auditor's review of the quarterly financial statements, prior to the Company's issuing its quarterly press release and filing its quarterly report on Form 10-Q.	X	X	X	X	X

2. Review and discuss with the independent auditors the scope, plan and staffing for the proposed audit of the Company's annual financial statements, including any changes thereto, and discuss planned reviews of the Company's unaudited quarterly financial statements.				X	X

3. Prior to the Company filing the Annual Report on Form 10-K with the SEC, review with management and the independent auditors the Company's audited financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-K, and following satisfactory completion of the review, recommend to the Board that the audited financial statements be included in the Company's Form 10-K.	X

4. Prior to the Company's filing the Form 10-K, discuss with the independent auditors all matters required to be discussed under SAS No. 61, all critical accounting policies and practices used by the Company, all material alternative accounting treatments of financial information under GAAP that have been discussed with management, and all other material written communications between the independent auditors and the Company's management.	X

5. Review and discuss with the auditors and management the management letter received by the Company from the auditors.		X

6. Select, approve the compensation of and provide oversight of the performance of the Company's independent auditors, including ensuring compliance with SEC rules regarding rotation of the members of the auditor's team assigned to provide audit and audit-related services to the Company. Ensure that none of the Company's Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer were employed by the independent auditor or participated in the audit of the Company during the one year prior to the date of initiation of the audit to be conducted by the independent auditors.				X	X

7. Provide feedback to the independent auditors, at least annually, on their performance.		X			X

8. Discuss with the independent auditors all relationships between the Company and the independent auditors, as disclosed in the written statement provided by the independent auditors in accordance with the requirements of Independence Standards Board Standard No. 1, as modified or supplemented, which may impact the independence of the independent auditors, and take, or recommend that the Board take appropriate action if needed to oversee the independence of the independent auditors.				X

9. At least annually, discuss and review with the independent auditors the auditing firm's internal quality control procedures and any material issues raised either by the auditing firm's internal quality control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to the audit of the Company.				X	X

10. Review and if necessary revise established policies consistent with SEC and stock exchange requirements regarding the review and approval of all non-audit services procured by the Company.					X

11. Consider and make recommendations to the Board about the desirability of establishing an internal audit function within the Company.					X

12. Discuss with management and the independent auditors the adequacy and effectiveness of the Company's internal controls over financial reporting, disclosure controls and procedures, and the integrity of its financial reporting processes, including improvements to any of the same.	X	X	X	X	X

13. Discuss with management no less frequently than annually the nature and adequacy of the Company's risk management programs and policies, including recommendations for improvements to the same, and assess the steps management has taken to minimize risk to the Company.				X	X

14. Review the Company's policies and procedures with respect to all related party transactions, and review and approve all related party transactions.					X

15. Review and approve any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company.					X

16. Review with management any significant changes to reporting policies or standards under GAAP.					X

17. Establish policies for the hiring of employees or former employees of the independent auditors, to ensure compliance with SEC rules.					X

18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, ensuring that any such complaints are treated confidentially and anonymously, and periodically review such procedures for adequacy.					X

19. Coordinate with management to establish policies and procedures regarding the Company's Code of Conduct.					X

20. Meet with management in executive sessions, and separately with any internal audit representatives, to identify and discuss any matters that the Committee, management or internal audit representatives believe should be discussed privately with the Audit Committee.	X	X	X	X	X

21. Meet with the independent auditors in executive session to identify and discuss any matters that the Committee or the independent auditors believe should be discussed privately with the Audit Committee.	X	X	X	X	X

22. Review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.					X

23. Review and reassess the Committee's charter, including this responsibilities checklist, and submit any recommended changes to the Board for consideration.			X		X

24. Conduct an annual evaluation of the effectiveness of the Committee		X

25. Prepare and publish the annual Committee report to be included in the proxy statement, and ensure that the Committee's charter is filed with the Company's proxy statement at least once every three years.	X

26. Review at least annually the Company's investment and treasury management policies and procedures.					X

27. Identify and review those areas in which the Company may have particularly significant business and financial risk exposures, and determine from management representatives the steps which have been taken to monitor, control and report on those exposures.	X	X	X	X	X

28. Review the adequacy of the Company's Finance Department's resources, including number of personnel and expertise		X

DETACH HERE

PROXY

        VERTEX PHARMACEUTICALS INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS—MAY 6, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned does hereby constitute and appoint Joshua S. Boger, Vicki L. Sato and Valerie L. Andrews, or any one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Thursday, May 6, 2004 at 9:30 A.M. and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

        This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the proposals listed on the reverse side and, if the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

VERTEX PHARMACEUTICALS
INCORPORATED
 C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

Please vote, sign, date and return this proxy card promptly using the enclosed envelope.

1.	Election of five (5) directors, three (3) to the class of directors whose term expires in 2007, one (1) to the class of directors whose term expires in 2006, and one (1) to the class of directors whose term expires in 2005.	2.	Approval of the amendment to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: (01) Joshua S. Boger (02) Charles A. Sanders (03) Elaine S. Ullian (04) Eve E. Slater (05) John F. Niblack
☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐
☐
For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.
Signature: ______________________	Date: ________	Signature: ______________________	Date: ________

QuickLinks

VOTING PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
PROPOSAL 2: APPROVAL OF AMENDMENT TO THE VERTEX PHARMACEUTICALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
CODE OF CONDUCT AND ETHICS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING AND NOMINATIONS FOR DIRECTOR
Appendix A